Exhibit 10.22
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                               PROMISSORY NOTE

$150,000                                                September 7, 1995
                                                         Lenexa, Kansas


FOR VALUE RECEIVED, BERT H. HOOD ("maker") promises to pay to the order of LABONE, INC., a Delaware corporation ("payee"), at 10310 W. 84th Terrace, Lenexa, Kansas, or at such other place as payee may from time to time designate in writing, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), with interest accruing on the unpaid balance of the principal sum from the date hereof until paid at a rate of seven and three-quarter percent (7.75%) per annum.

The principal sum of this Promissory Note shall be paid in full on the earlier of (a) September 2, 1996, or (b) the date of the termination of employment of maker pursuant to the terms of the Employment Agreement between maker and payee, dated August 5, 1993, as amended as of November 9, 1993 ("Employment Agreement"), the terms and provisions of which are incorporated herein by reference. The principal sum of this Promissory Note may be prepaid in whole or in part at any time, without penalty, at the option of maker.

Interest on this Promissory Note shall be payable quarterly on December 1, March 1, June 1 and on the day that the unpaid balance of the principal sum is paid in full. Maker agrees that any sums due payee by maker under this Promissory Note may, at the option of payee, be set off and applied against any sums due maker by payee under the Employment Agreement or otherwise.

Maker waives presentment for payment, demand, protest and notice of demand, protest and nonpayment. In the event that it should become necessary in the opinion of payee to employ counsel to collect or enforce this Promissory Note, maker agrees to pay all costs, charges, disbursements and reasonable attorney's fees incurred by payee in collecting or enforcing payment of this Promissory Note. The failure of payee to exercise any option or right to which payee may be entitled shall not constitute a waiver of the right to exercise such option or right at a subsequent time. This Promissory Note has been executed and delivered in, and is to be construed and enforced according to and governed by, the laws of the State of Kansas.






                                            /s/ Bert H. Hood
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                                            BERT H. HOOD





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